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                                                            EXHIBIT  23.1


                         CONSENT OF INDEPENDENT AUDITORS







   The Board of Directors
   Wave Systems Corp.

     We consent to the incorporation by reference in the registration statements Nos. 333-38265, 333-28819, and 333-20017 on Form S-3 and Nos.
     333-68911, 333-69041, 33-97612, 333-11611 and 333-11609 on Form S-8, of
     our report dated March 26, 1999, relating to the supplemental consolidated balance sheets of Wave Systems Corp. and subsidiaries as of December 31, 1998 and 1997, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 and for the period from February 12, 1988 (inception) through December 31, 1998 which report appears in the Form 8-K of Wave Systems Corp and subsidiaries dated October 12, 1999.

                                                      KPMG LLP

                                                      /s/ KPMG LLP

   Boston, Massachusetts
   October 12, 1999